Exhibit 99.1
Carbonite Announces Second Quarter 2017 Financial Results
Bookings Growth and Operational Efficiencies Driving Profitability

BOSTON, MA - August 3, 2017 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of data protection solutions for businesses, today announced financial results for the quarter ended June 30, 2017.

Second Quarter 2017 Highlights:

•	Revenue of $59.0 million increased 10% year-over-year.

•	Non-GAAP revenue of $61.1 million increased 13% year-over-year.[1]

•	Bookings of $63.9 million increased 19% year-over-year.[2]

•	Lifetime company bookings surpassed $1.0 billion.[2]

•	Net (loss) income per share was ($0.23), as compared to $0.04 in 2016 (basic and diluted).

•	Non-GAAP net income per share was $0.15, as compared to $0.19 in 2016 (basic and diluted).[4]

“We continued our momentum through the second quarter of 2017 and saw strong interest in our portfolio of data protection solutions, in part generated by the increasing market awareness of ransomware threats.  Carbonite has helped more than 10,000 customers defeat ransomware attacks, saving important files and critical business data, while ensuring our customers successfully recovered without paying a ransom,” said Mohamad Ali, President and CEO of Carbonite.

“We delivered another quarter of solid results across all of our key financial metrics, including strong business subscription bookings, and non-GAAP net income.  We remain ahead of plan integrating our recent acquisitions and I am confident that our continued focus on operating discipline will yield increased profitability while we deliver balanced organic and inorganic growth,” said Anthony Folger, CFO of Carbonite.

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Second Quarter 2017 Results:

•
Revenue for the second quarter was $59.0 million, an increase of 10% from $53.4 million in the second quarter of 2016. Non-GAAP revenue for the second quarter was $61.1 million, an increase of 13% from $54.2 million in the second quarter of 2016.[1]

•	Bookings for the second quarter were $63.9 million, an increase of 19% from $53.7 million in the second quarter of 2016.[2]

•	Gross margin for the second quarter was 69.0%, compared to 70.3% in the second quarter of 2016. Non-GAAP gross margin was 74.1% in the second quarter, compared to 72.5% in the second quarter of 2016.[3]

•
Net loss for the second quarter was ($6.4) million, compared to net income of $1.2 million in the second quarter of 2016. Non-GAAP net income for the second quarter was $4.3 million, compared to non-GAAP net income of $5.2 million in the second quarter of 2016.[4]

•
Net loss per share for the second quarter was ($0.23) (basic and diluted), compared to net income per share of $0.04 (basic and diluted) in the second quarter of 2016. Non-GAAP net income per share was $0.15 (basic and diluted) for the second quarter, compared to non-GAAP net income per share of $0.19 (basic and diluted) in the second quarter of 2016.[4]

•
Cash flow from operations for the second quarter was $2.9 million, compared to $5.1 million in the second quarter of 2016. Adjusted free cash flow for the second quarter was $2.1 million, compared to $7.3 million in the second quarter of 2016.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for significant acquisitions.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions and divestitures, net of foreign exchange during the same period.

[3]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense.

[4]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisition-related payments, restructuring-related payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

Business Outlook

Based on the information available as of August 3, 2017, Carbonite expects the following for the third quarter and full year of 2017:

Third Quarter 2017:

Current Guidance (8/3/2017)
GAAP Revenue	$59.0 -$61.0 million
Non-GAAP Revenue	$60.5 - $62.5 million
Non-GAAP Net Income Per Share	$0.19 - $0.21

Full Year 2017:

	Prior Guidance (5/4/2017)	Current Guidance (8/3/2017)
Business Bookings	$158.6 - $170.2 million	$160.6 - $170.2 million
Consumer Bookings Y/Y Growth	(10%) - 0% growth	(10%) - 0% growth
GAAP Revenue	$229.0 - $246.0 million	$232.0 - $244.0 million
Non-GAAP Revenue	$234.5 - $252.5 million	$238.5 - $250.5 million
Non-GAAP Net Income Per Share	$0.74 - $0.80	$0.74 - $0.80
Non-GAAP Gross Margin	74.0% - 75.0%	74.0% - 75.0%
Adjusted Free Cash Flow	$16.0 - $20.0 million	$16.0 - $20.0 million
Carbonite’s expectations of non-GAAP net income per share for the third quarter and full year of 2017 excludes the impact of purchase accounting adjustments, stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 13% for the full year of 2017. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 29.1 million for the third quarter and full year of 2017.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Thursday, August 3, 2017 at 5:30 p.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 48381962.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations” through August 3, 2018.

Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense and adjusted free cash flow.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share in this press release because we do not provide guidance for stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements.  Such statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance; the expected future results of the acquisition of Double-Take Software, including revenues, non-GAAP EPS and growth rates; the Company’s ability to successfully integrate Double-Take Software’s business; and the Company’s expectations regarding its future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.

About Carbonite

Carbonite provides data protection solutions for businesses and the IT professionals who serve them. Our product suite, including EVault and DoubleTake, provides a full complement of backup, disaster recovery and high availability solutions for any size business in locations around the world, all supported by secure global infrastructure. To learn more visit www.Carbonite.com.

Investor Relations Contact:

Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contacts:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Kelsey Shively
Weber Shandwick (for Carbonite)
425-306-2090
wswnacarbonite@webershandwick.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$59,034	$53,435	$116,133	$101,550
Cost of revenue	18,311	15,864	35,666	30,619
Gross profit	40,723	37,571	80,467	70,931
Operating expenses:
Research and development	10,927	8,380	21,254	17,116
General and administrative	11,076	10,389	23,946	21,809
Sales and marketing	23,373	17,323	46,793	34,205
Restructuring charges	—	32	—	805
Total operating expenses	45,376	36,124	91,993	73,935
(Loss) income from operations	(4,653)	1,447	(11,526)	(3,004)
Interest (expense) income, net	(2,239)	(97)	(2,441)	(95)
Other income (expense), net	915	100	1,195	(52)
(Loss) income before income taxes	(5,977)	1,450	(12,772)	(3,151)
Provision (benefit) for income taxes	403	290	(13,987)	385
Net (loss) income	$(6,380)	$1,160	$1,215	$(3,536)
Net (loss) income per share:
Basic	$(0.23)	$0.04	$0.04	$(0.13)
Diluted	$(0.23)	$0.04	$0.04	$(0.13)
Weighted-average shares outstanding:
Basic	27,525,647	26,901,419	27,672,804	26,977,919
Diluted	27,525,647	27,012,361	28,354,616	26,977,919

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$125,099	$59,152
Trade accounts receivable, net	23,505	16,639
Prepaid expenses and other current assets	7,850	7,325
Restricted cash	—	135
Total current assets	156,454	83,251
Property and equipment, net	27,798	23,872
Other assets	348	157
Acquired intangible assets, net	45,924	13,751
Goodwill	74,082	23,728
Total assets	$304,606	$144,759
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,021	$5,819
Accrued expenses	20,631	19,768
Current portion of deferred revenue	102,224	86,311
Total current liabilities	128,876	111,898
Long-term debt, net of debt issuance costs	108,782	—
Deferred revenue, net of current portion	24,756	21,280
Other long-term liabilities	6,186	5,747
Total liabilities	268,600	138,925
Stockholders’ equity
Common stock	298	285
Additional paid-in capital	224,815	177,931
Treasury stock, at cost	(26,630)	(10,657)
Accumulated deficit	(164,127)	(165,042)
Accumulated other comprehensive income	1,650	3,317
Total stockholders’ equity	36,006	5,834
Total liabilities and stockholders’ equity	$304,606	$144,759

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Six Months Ended June 30,
	2017	2016
Operating activities
Net income (loss)	$1,215	$(3,536)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,392	8,378
(Gain) loss on disposal of equipment	(928)	468
Stock-based compensation expense	5,965	4,498
Benefit for deferred income taxes	(14,964)	(169)
Non-cash interest expense related to amortization of debt discount	1,466	—
Other non-cash items, net	(249)	280
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(89)	(13,458)
Prepaid expenses and other current assets	(58)	(2,026)
Other assets	(137)	1
Accounts payable	627	(4,113)
Accrued expenses	(2,340)	3,841
Other long-term liabilities	120	(353)
Deferred revenue	9,548	4,516
Net cash provided by (used in) operating activities	10,568	(1,673)
Investing activities
Purchases of property and equipment	(10,039)	(2,809)
Proceeds from sale of property and equipment	560	—
Proceeds from maturities of marketable securities and derivatives	370	1,000
Purchases of marketable securities and derivatives	(2,433)	(1,476)
Proceeds from sale of businesses	295	—
Payment for acquisition, net of cash acquired	(60,198)	(11,625)
Net cash used in investing activities	(71,445)	(14,910)
Financing activities
Proceeds from exercise of stock options	3,337	381
Proceeds from long-term borrowings, net of debt issuance costs	177,797	—
Payments on long-term borrowings	(39,200)	—
Repurchase of common stock	(15,973)	(4,626)
Net cash provided by (used in) financing activities	125,961	(4,245)
Effect of currency exchange rate changes on cash	863	95
Net increase (decrease) in cash and cash equivalents	65,947	(20,733)
Cash and cash equivalents, beginning of period	59,152	63,936
Cash and cash equivalents, end of period	$125,099	$43,203

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP revenue	$59,034	$53,435	$116,133	$101,550
Add:
Fair value adjustment of acquired deferred revenue (1)	2,045	800	4,033	1,363
Non-GAAP revenue	$61,079	$54,235	$120,166	$102,913
(1) Excludes the impact of purchase accounting adjustments for significant acquisitions.

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Gross profit	$40,723	$37,571	$80,467	$70,931
Gross margin	69.0%	70.3%	69.3%	69.8%
Add:
Fair value adjustment of acquired deferred revenue	2,045	800	4,033	1,363
Amortization of intangibles	2,124	675	3,750	1,357
Stock-based compensation expense	269	197	500	411
Acquisition-related expense	115	54	133	236
Non-GAAP gross profit	$45,276	$39,297	$88,883	$74,298
Non-GAAP gross margin	74.1%	72.5%	74.0%	72.2%

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income	$(6,380)	$1,160	$1,215	$(3,536)
Add:
Fair value adjustment of acquired deferred revenue	2,045	800	4,033	1,363
Amortization of intangibles	2,656	991	4,732	1,988
Stock-based compensation expense	3,188	2,155	5,965	4,498
Litigation-related expense	89	—	144	1
Restructuring-related expense	—	32	—	800
Acquisition-related expense	1,255	618	4,278	4,766
Non-cash convertible debt interest expense	1,466	—	1,466	—
Less:
Income tax effect of non-GAAP adjustments	66	548	15,051	591
Non-GAAP net income	$4,253	$5,208	$6,782	$9,289
GAAP net (loss) income per share:
Basic	$(0.23)	$0.04	$0.04	$(0.13)
Diluted	$(0.23)	$0.04	$0.04	$(0.13)
Non-GAAP net income per share:
Basic	$0.15	$0.19	$0.25	$0.34
Diluted	$0.15	$0.19	$0.23	$0.34
GAAP Weighted-average shares outstanding:
Basic	27,525,647	26,901,419	27,672,804	26,977,919
Diluted	27,525,647	27,012,361	28,354,616	26,977,919
Non-GAAP Weighted-average shares outstanding:
Basic	27,525,647	26,901,419	27,672,804	26,977,919
Diluted	28,793,346	27,012,361	28,991,968	27,063,158

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Research and development	$10,927	$8,380	$21,254	$17,116
Less:
Stock-based compensation expense	405	229	714	514
Acquisition-related expense	65	72	134	310
Non-GAAP research and development	$10,457	$8,079	$20,406	$16,292

General and administrative	$11,076	$10,389	$23,946	$21,809
Less:
Amortization of intangibles	122	68	223	138
Stock-based compensation expense	1,983	1,454	3,940	3,087
Litigation-related expense	89	—	144	1
Acquisition-related expense	908	494	3,809	4,103
Non-GAAP general and administrative	$7,974	$8,373	$15,830	$14,480

Sales and marketing	$23,373	$17,323	$46,793	$34,205
Less:
Amortization of intangibles	410	248	759	493
Stock-based compensation expense	531	275	811	486
Acquisition-related expense	167	(2)	202	117
Non-GAAP sales and marketing	$22,265	$16,802	$45,021	$33,109

Restructuring charges	$—	$32	$—	$805
Less:
Restructuring-related expense	—	32	—	800
Non-GAAP restructuring charges	$—	$—	$—	$5

Reconciliation of Revenue to Bookings

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$59,034	$53,435	$116,133	$101,550
Add:
Deferred revenue ending balance	126,980	110,049	126,980	110,049
Deferred revenue divested	373	—	373	—
Impact of foreign exchange	—	87	—	—
Less:
Impact of foreign exchange	620	—	773	58
Beginning deferred revenue from acquisitions	—	—	9,100	6,830
Deferred revenue beginning balance	121,867	109,878	107,591	98,703
Change in deferred revenue balance	4,866	258	9,889	4,458
Bookings	$63,900	$53,693	$126,022	$106,008

Calculation of Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities	$2,872	$5,084	$10,568	$(1,673)
Subtract:
Purchases of property and equipment	3,471	885	10,039	2,809
Free cash flow	(599)	4,199	529	(4,482)

Add:
Acquisition-related payments	2,659	2,735	3,889	9,791
Restructuring-related payments	—	239	—	341
Cash portion of lease exit charge	—	85	—	151
Litigation-related payments	37	—	69	924
Adjusted free cash flow	$2,097	$7,258	$4,487	$6,725